Exhibit 10.30

                                                                       EXHIBIT A

                               SECURITY AGREEMENT

     FOR VALUE RECEIVED, and to induce the investors signatory hereto (hereinafter referred to each as an "Secured Party" and collectively as the "Secured Parties"), to extend credit and other financial accommodations to Data Race, Inc., a Texas corporation having its principal place of business at 6509 Windcrest, Suite 120, Plano, Texas 75024 (hereinafter referred to as "Debtor"), Debtor hereby agrees that the Secured Parties shall have the rights, remedies and benefits hereinafter set forth.

                                   ARTICLE 1

                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

          "Collateral" shall mean all of Debtor's now existing and hereafter arising interests in and to all of the items set forth on Schedule A hereto.

          "Event of Default" shall have the meaning assigned to such term in the Convertible Debentures, and shall include, without limitation, the occurrence or existence of any of the following events or conditions (regardless of the reason therefor): (a) the failure or neglect of Debtor to observe or perform any covenant, agreement or obligation under this Agreement; or (b) any representation or warranty made under this Agreement shall be breached or shall be untrue or incorrect in any material respect as of the date when made or deemed made.

          "Financing Agreements" shall mean this Agreement, the Purchase Agreement and all other exhibits thereto, the Convertible Debentures executed by Debtor in favor of the each of the Secured Parties, and all present and future related agreements, documents and instruments, as now existing and as hereafter amended, modified or supplemented.

          "Purchase Agreement" shall mean that certain Convertible Debentures and Warrants Purchase Agreement, dated June 12, 2001, between Debtor and the Secured Parties, as amended from time to time.

          "Obligations" shall mean all present and future indebtedness, obligations, covenants, duties and liabilities of any kind or nature of Debtor to the Secured Parties, now or hereafter existing, arising directly between Debtor and the Secured Parties or acquired outright, conditionally or as collateral security from another by the Secured Parties, absolute or contingent, joint and/or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect, whether or not evidenced by any note, agreement or other instrument, including, but without limiting the generality of the foregoing, indebtedness, obligations, covenants, duties and liabilities of Debtor to the Secured Parties pursuant to the Financing Agreements and, to the extent not otherwise included, all obligations described and defined in the Purchase Agreement and the exhibits thereto.

     All other terms defined in the preamble or the recitals hereto shall have the respective meanings ascribed to them therein. Unless the context otherwise indicates all terms used without definition in this Agreement shall have the meanings ascribed to them in the Purchase Agreement or in the Uniform Commercial Code of the State of New York as presently in effect, to the extent the same are used or defined therein.

                                   ARTICLE 2

                                    SECURITY

     2.1 Grant of Security Interest. As security for the payment and performance of the Obligations, Debtor hereby grants to the Secured Parties a continuing security interest in and a general lien upon the Collateral.

                                   ARTICLE 3

                           REPRESENTATIONS, WARRANTIES
                             AND COVENANTS OF DEBTOR

     Debtor hereby represents and warrants to, and covenants and agrees with, the Secured Parties that:

     3.1 Organization and Good Standing. Debtor is a corporation duly organized and existing under the laws of the State of Texas and is duly qualified or licensed to do business in all countries, states and provinces in which the laws thereof require Debtor to be so qualified or licensed.

     3.2 Authority and Power. Debtor has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement, the other Financing Agreements, and all agreements, documents and instruments executed in connection herewith and therewith, and this Agreement, the other Financing Agreements and such other agreements, documents and instruments constitute and will constitute legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms.

     3.3 Performance of Obligations. Debtor will pay and perform all of the Obligations according to their terms.

     3.4 Locations of Offices and Collateral. Schedule B annexed hereto accurately and completely sets forth the mailing addresses of the chief executive office of Debtor, the principal and other places of business of Debtor, the office where Debtor keeps its books and records concerning the Collateral and the locations where any of the Collateral is or may hereafter be located, and Debtor will not change any of the same, nor open or make use of any


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

new place of business or location of Collateral or books and records, without thirty (30) days' prior written notice to each Secured Party.

     3.5 Further Assurances; Financing Statements. Upon the request of any Secured Party, at any time and from time to time, Debtor will, at its own cost and expense, execute and deliver to the Secured Parties one or more financing statements pursuant to the Uniform Commercial Code, or amendments or continuations thereof, and any other documents required by the Secured Parties to further evidence, effect or perfect the security interest granted herein or to otherwise effectuate the purposes of this Agreement, and, to the extent permitted by applicable law, Debtor hereby authorizes each Secured Party to execute and file at any time or times one or more financing statements pursuant to the Uniform Commercial Code with respect to any or all of the Collateral, signed only by such Secured Party. Debtor hereby agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

     3.6 Title to Collateral. The leasehold rights which constitute the Collateral are, and shall at all times be, owned by Debtor free and clear of any security interests, liens or encumbrances.

     3.7 Disposition of Collateral. Debtor will not sell, exchange or otherwise dispose of any of the Collateral, or any rights thereto, without having obtained a majority in interest of the Secured Parties' prior written consent in each instance (based on each Secured Party's then outstanding principal amount of Convertible Debentures).

     3.8 Discharge of Liens. Debtor shall immediately pay and cause the discharge of any liens, taxes or assessments which may be levied upon the Collateral.

     3.9 Actions by the Secured Parties. Each Secured Party may, in its sole discretion and at any time, for the account and expense of Debtor, pay any amount or do any act required of Debtor hereunder or requested by such Secured Party to preserve, protect, maintain or enforce the obligations, the Collateral or the security interest granted herein.

     3.10 Adverse Changes. Debtor shall promptly notify each Secured Party in writing of any material adverse change in Debtor's or any Guarantor's financial condition or any event which affects the value of the Collateral or the rights or remedies of the Secured Parties in relation to any Guarantor or any Collateral.

     3.11 Inspection of Collateral. Debtor will at all times during normal business hours allow the Secured Parties or their agents to examine and inspect the Collateral as well as Debtor's books and records pertaining thereto, and to make extracts and copies thereof.

     3.12 Financial Statements. Debtor will promptly furnish to the Secured Parties such financial statements, audited and unaudited, as any Secured Party may request from time to time.

     3.13 Reports. Debtor will report, in form satisfactory to any Secured Party, such information as such Secured Party may request from time to time regarding the Collateral;


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

such reports shall be for such periods, shall reflect Debtor's records as at such time and shall be rendered with such frequency as such Secured Party may designate.

     3.14 Changes in Structure. Debtor shall not become a party to any consolidation, merger, liquidation or dissolution without the prior written consent of the Secured Parties.

     3.15 Name Changes. Debtor will notify each Secured Party of any intended change in Debtor's name, and will notify each Secured Party when such change becomes effective.

     3.16 Former or Fictitious Names. The Schedule annexed hereto accurately and completely sets forth all corporate or fictitious names, tradenames and tradestyles used by Debtor or by which Debtor has been known during the preceding five (5) years, and Debtor will give each Secured Party prior written notice of Debtor's use of any fictitious name, tradename or tradestyle not listed on the annexed Schedule.

     3.17 Required Consents. No consent or approval of any governmental body or regulatory authority or of any other person corporation or entity is or will be necessary or required for the execution, delivery and performance of this Agreement, or for the pay, including, against Debtor, any lien, claim Collateral, and Obligations and grant of a security interest in the Collateral to the Secured Parties, or the exercise by any Secured Party of any rights with respect to the Collateral, except such consents as have heretofore been obtained and delivered to such Secured Party.

     3.18 No Litigation. There are no pending or threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect (a) the financial condition or operations of Debtor, (b) the Collateral, or (c) the ability of Debtor to perform hereunder.

     3.19 No Default. Debtor is not in default in any material respect under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it or any of its properties may be bound. Neither the execution and delivery of this Agreement, the other Financing Agreements or any of the instruments and documents to be delivered pursuant hereto or thereto, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, will violate any law or regulation, or any order or decree of any court or governmental instrumentality in any respect, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which Debtor is a party or by which it or its properties may be bound, or result in the creation . or imposition of any lien, charge or encumbrance upon any of the property of Debtor (except as contemplated hereunder or under the other Financing Agreements) or violate any provision of the Certificate of Incorporation or By-laws of Debtor.

     3.20 Compliance With Applicable Laws. Debtor is in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority relating to its business, including without limitation the Employee


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

Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1954, as amended, and the Pension Benefit Guarantee Corporation.

     3.21 No Filing Required. No action of, or filing with, any governmental or public body or authority (other than the filing or recording of Uniform Commercial Code financing statements and other instruments typically required to perfect security interests in the types of property constituting Collateral) is required in connection with the execution, delivery and performance of this Agreement, the other Financing Agreements or any of the instruments or documents to be delivered pursuant hereto or thereto.

     3.22 Licenses and Approvals. Debtor has obtained all necessary licenses and approvals and is in compliance in all material respects with all applicable state and federal laws and regulations relating to the conduct of its business as presently conducted or contemplated.

     3.23 Preservation of Corporate Existence, Etc. Debtor will at all times preserve and keep in full force and effect its corporate existence, licenses, permits, rights and franchises.

                                   ARTICLE 4

                        RIGHTS AND REMEDIES UPON DEFAULT

     Upon and after the occurrence of an Event of Default, each Secured Party shall have all of the following rights and remedies, in addition to those available to it under other sections of this Agreement, under the other Financing Agreements, by applicable law or otherwise:

     4.1 Acceleration of Obligations. All or any portion of the Obligations shall, at the option of each Secured Party and without notice, demand or legal process, become immediately due and payable.

     4.2 Rights Under Uniform Commercial Code. In addition to all of its other rights and remedies under this Agreement, the other Financing Agreements and any other agreement with Debtor, the Secured Parties shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of California and of any state in which Collateral is located from time to time.

     4.3 Possession of Collateral. Any Secured Party shall have the right: (a) to enter upon the premises of Debtor or any other place or places where the Collateral is located and kept through self-help and without judicial process without first obtaining a final judgment or giving Debtor notice and opportunity for a hearing on-the validity of such Secured Party's claim and without any obligation to pay rent; (b) to prepare, assemble or process the Collateral for sale, lease, or other disposition; (c) to remove the Collateral to the premises of such Secured Party or any agent of such Secured Party, for such time as such Secured Party may desire, in order to collect or dispose of the Collateral; and
(d) to require Debtor to assemble the Collateral and make it available to such Secured Party at a place to be designated by such Secured Party.


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

     4.4 Action Pending Disposition. Each Secured Party shall have the right to use or take such action with respect to the Collateral, or any part thereof, as it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by such Secured Party. The Secured Parties shall have no obligation to Debtor to maintain or preserve the rights of Debtor as against third parties with respect to the Collateral while the Collateral is in the possession of the Secured Parties. Each Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of such Secured Party's remedies with respect to such appointment without prior notice or hearing.

     4.5 Disposition of Collateral. Each Secured Party shall have the right to dispose of all or any of the Collateral as such Secured Party, in its sole discretion, may deem advisable. Such Secured Party will give Debtor notice of the time and place of any disposition of the Collateral, or of the time after which any intended disposition thereof is to be made, by sending notice, as provided in Section 6.2 below, at least ten (10) days before the time of the sale or disposition, which provisions for notice Debtor and such Secured Party agree are reasonable. To enable the Secured Parties to effect any such disposition, assignment and/or transfer, Debtor hereby makes, constitutes and appoints each Secured Party as its true and lawful attorney, in its name, place and stead, and for its account and risk, to make, execute and deliver any and all assignments or other instruments which any Secured Party may deem necessary or proper to effectuate the authority hereby conferred by signing Debtor's name only or by signing the same as its attorney-in-fact, as may be deemed by such Secured Party to be necessary or proper in connection with any disposition, assignment or transfer of all or any part of the Collateral. The foregoing power of attorney is coupled with an interest and shall be a continuing one and irrevocable so long as any portion of the Obligations remains unpaid in whole or in part.

     Except as otherwise provided by law, the proceeds realized from the disposition of any of the Collateral may be applied by the Secured Parties first to the reasonable costs, expenses and attorneys' fees and expenses incurred by the Secured Parties in connection with the exercise of their rights hereunder, and then to any of the Obligations of the Secured Parties in proportion to each Secured Parties respective initial purchases of the Convertible Debentures pursuant to the Purchase Agreement and/or initial purchases of the Prior Debentures issued pursuant to the Securities Agreement, regardless of whether the other Secured Parties have exercised their rights hereunder. If any deficiency shall arise, Debtor shall remain liable to the Secured Parties therefor.

     4.6 Waiver of Bond. In connection with the foregoing remedies, Debtor hereby waives the posting of any bond which might otherwise be required.

     4.7 Remedies Cumulative. All rights and remedies of the Secured Parties arising under this Agreement, the other Financing Agreements, any other agreement with Debtor or by operation of law shall be cumulative and non-exclusive, to the fullest extent permitted by law.


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

                                   ARTICLE 5

                  SECURED PARTY'S EXPENSES AND ATTORNEYS' FEES

     5.1 Debtor's Liability for the Secured Parties' Expenses. Debtor will be liable to the Secured Parties for any and all sums, costs and expenses which the Secured Parties may pay or incur pursuant to the provisions of this Agreement or in defending, protecting or enforcing the security interest granted herein or in enforcing payment of the Obligations or otherwise in connection with the provisions hereof, including without limitation all search, filing and recording fees, appraisal fees, taxes, levies and reasonable attorneys' and accountants' fees and expenses, all fees and expenses for the service and filing of papers, fees of marshals, sheriffs, custodians, auctioneers and others, travel expenses, court costs and collection charges, all expenditures in connection with the repossession, holding, preparation for sale and sale of the Collateral, as well as all damages for breach of warranty, misrepresentation or breach of covenant by Debtor, and all such liabilities shall be part of the Obligations and shall be payable upon demand.

                                   ARTICLE 6

                                  MISCELLANEOUS

     6.1 Waivers. Any failure or delay by the Secured Parties to require strict performance by Debtor of any of the provisions, warranties, terms or conditions contained herein or in any of the other Financing Agreements shall not affect the Secured Parties' right to demand strict compliance therewith and performance thereof, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warranties, conditions, provisions-and terms contained herein or in any other agreement, document or instrument shall be deemed to have been waived by any act or knowledge of the Secured Parties, their agents, officers, stockholders or employees, but only by an instrument in writing, signed by appropriate officers of any such the Secured Parties and directed to Debtor, specifying such waiver.

     6.2 Notices.

          (a) Any notice, demand, consent, approval, disapproval or statement (collectively, "Notices") required or permitted to be given by the terms and provisions of this Agreement, or by any law or governmental regulation, shall be in writing and, unless otherwise required by such law or regulation, shall be personally delivered or sent by United States mail, postage prepared, as registered or certified mail or by nationally recognized overnight courier service as set forth in the Purchase Agreement. By giving the other party at least ten (10) days' prior written notice, any party may, by Notice given as above provided, designate a different address or address for Notices.

          (b) Any Notice shall be deemed given as of the date of delivery, with receipt acknowledged or as indicated by affidavit, in the case of personal delivery; in the case of mailing, any Notice shall be deemed given on the third business day after mailing; in the case of delivery by nationally recognized overnight courier service, and Notice shall be deemed given on the next business day after dispatch.


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

     6.3 Severability. Wherever possible, each provision of this Agreement shall be interpreted in a manner so as to be effective and valid under applicable law. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such provision and the remaining provisions of this Agreement shall remain unaffected and in full force and effect.

     6.4 Successors and Assigns. This Agreement shall be binding upon and for the benefit of the parties hereto and their respective legal representatives, successors and assigns.

     6.5 Governing Law; Consent to Jurisdiction; Venue Waiver; Waiver of Jury Trial. The validity, interpretation and effect of this Agreement shall be governed as set forth in the Purchase Agreement.

     6.6 Articles and Section Tittles. The titles of articles and sections contained in this Agreement are merely for convenience and shall be without substantive meaning or content.

     6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original but all of which shall constitute one and the same Agreement.

                            [SIGNATURE PAGE FOLLOWS]


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


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of October 18, 2001.


                                  DEBTOR

                                  DATA RACE, INC.

                                  By:  /s/ James G. Scogin
                                       Name: James G. Scogin
                                       Title: President and CFO


                                  SECURED PARTIES:

                                  STONESTREET L.P.


                                  By:  /s/ Michael Finkelstein
                                       Michael Finkelstein, Authorized Signatory


                                  ALPHA CAPITAL AG


                                  By:  /s/ Konrad Ackermann
                                       Konrad Ackermann, Authorized Signatory



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

                                   SCHEDULE A


     "Collateral" shall consist of all of the rights, title and interest in and to all of the personal property and interests in property of the Debtor (collectively, the "Assets"), whether tangible or intangible and whether now owned or existing or hereafter arising or acquired and wheresoever located, both in the U.S. and abroad, including:

          (i) Accounts: All present and future rights of Debtor to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance or any other accounts as defined in the Uniform Commercial Code (hereafter collectively referred to as "Accounts");

          (ii) General Intangibles: All present and future contract rights, general intangibles (including, without limitation, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities, letters of credit, bankers' acceptances, guaranties and all other intellectual property rights of any kind and any other General Intangibles as defined in the Uniform Commercial Code;

          (iii) Deposit Accounts: All present and future monies, securities, credit balances, deposits, deposit accounts, investment property and other property of Debtor now or hereafter held or received by or in transit to either Creditor or its affiliates or at any depository or other institution from or for the account of Debtor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts, and other Collateral, including, without limitation, (A) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (B) rights of stoppage and transit, replevin, repossession, reclamation and other rights and remedies of unpaid vendor, lienor or secured party, (C) goods described in invoices, documents, contracts, or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (D) deposits by and property of account debtors or other persons securing the obligations of account debtors and any other Deposit Accounts as defined in the Uniform Commercial Code;

          (iv) Inventory: All of Debtor's now owned or hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature and any other Inventory as defined in the Uniform Commercial Code;

          (v) Equipment: All of Debtor's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned


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

     or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located and any other Equipment as defined in the Uniform Commercial Code;

          (vi) Documents: All of Debtor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with tapes, disks, diskettes and other data and software storage media and devises, file cabinets or containers in or on which the foregoing are stored (including any rights of Debtor with respect to the foregoing maintained with or by any other person) or any other Documents as defined in the Uniform Commercial Code

          (vii) Proceeds: All products and proceeds of the foregoing in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing or any other Proceeds as defined in the Uniform Commercial Code.



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


                                   SCHEDULE B

Address of Debtor's Chief           6509 Windcrest, Suite 120
    Executive Office:               Plano, Texas 75024


Address of Debtor's Principal       6509 Windcrest, Suite 120
    Place of Business:              Plano, Texas 75024

Other Places of Business:

Office Where Books and Records
re:  Collateral Are Kept:           6509 Windcrest, Suite 120
                                    Plano, Texas 75024

Locations of Collateral:            6509 Windcrest, Suite 120
                                    Plano, Texas 75024



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